UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2008 (February 26, 2008)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Executive Bonus Plan.  Pool Corporation filed a description of the Pool Corporation Executive Bonus Plan (the “Bonus Plan”) as an Exhibit to its Annual Report on Form 10-K for fiscal 2006 pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K, which requires a written description of a compensatory plan or arrangement when no formal document contains the compensation information.

On February 26, 2008, the Compensation Committee of our Board of Directors amended the objective performance measures for the 2008 fiscal year annual bonus such that the performance measures for our Chief Executive Officer, Chief Financial Officer and each of our other executive officers for whom we reported compensation information in our most recent proxy statement (our “Named Executive Officers”) are as follows:

Mr. Manuel J. Perez de la Mesa – earnings per share, cash flow from operations, return on total assets, strategic planning and organizational development;

Mr. Mark W. Joslin – earnings per share, expense management and certain operational and organizational objectives relating to credit and collections, mortgage brokerage performance, treasury, investor relations, internal audit, tax and human resources;

Mr. A. David Cook – earnings per share, gross margin, division profitability, sales, strategic sourcing objectives, complementary products, organizational planning and development;

Mr. Stephen C. Nelson - earnings per share, gross margin, certain inventory related objectives, leasing and facilities management, information technology, strategic plan coordination; and

Mr. Christopher W. Wilson – earnings per share, group profitability, gross margin, return on assets and organizational planning and development.

For 2008, such Named Executive Officers will be eligible to earn their respective annual incentive bonuses in an amount equal to up to 120% of their base salaries.  Payment of bonuses (if any) is normally made in February after the end of the performance period which the bonuses were earned.

2008 Strategic Plan Incentive Program

On February 26, 2008, the Compensation Committee of our Board of Directors approved the implementation of a new 2008 Strategic Plan Incentive Program (the “Program”) for our senior management, including our Named Executive Officers.  The purpose of the Program is to promote the interests of our Company and our stockholders by providing our senior management with an additional incentive upon achievement of specified business and earnings objectives related to our strategic plans for growth.

Under the terms of the Program, each Named Executive Officer is eligible to earn an incentive in an amount up to 200% of his base salary based on the Company’s growth of earnings per share (“EPS”).  The initial incentive, if earned, will first be paid in 2010 based on the Company’s two year earnings per share growth from 2007 to 2009.  Thereafter, the incentive shall be based on three year earnings per share growth.

No award will be earned under the Program unless the EPS compounded annual growth rate is at least 10% for the performance period.  A 10% growth rate will result in an award of 50% of salary.  A growth rate of over 10% and up to 20% will result in a pro rata increase in the award up to an award of 200% of salary for a 20% growth rate.

Payment pursuant to the Program (if any) will be made in February after the end of the performance period during which incentives were earned.

The Program replaces our Strategic Plan Incentive Plan adopted in 2006.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	2008 Strategic Plan Incentive Program (“SPIP”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POOL CORPORATION

                         By:           /s/ Manuel J. Perez de la Mesa
                          Manuel J. Perez de la Mesa
                          President and Chief Executive Officer

Dated: March 3, 2008